EXHIBIT 21.1
BRISTOW GROUP INC
Subsidiaries

Company	Place of Incorporation	Percentage of Stock Owned
Aeróleo Internacional LLC	Delaware	100%
ALN, Inc.	Delaware	100%
Aircraft Logistics Pty. Ltd.	Australia	100%	*
Aircrew Logistics Pty. Ltd.	Australia	100%	*
Atyrau-Bristow Airways Service	Kazakhstan	49%	*
BHNA Holdings Inc.	Delaware	100%
BL Holdings B.V.	Netherlands	100%
BL Scotia LP	Scotland	100%
BNAS Holding Company Limited	Ireland	49%	*
BriLog Leasing Ltd.	Cayman Islands	100%
BriLog Leasing Ltd. II	Cayman Islands	100%
Bristow LLC	Delaware	100%
Bristow (UK) LLP	England	100%
Bristow Aircraft Leasing Limited	England	100%	*
Bristow Aircraft Leasing II Ltd.	England	100%	*
Bristow Arabia Aircraft and Maintenance Services	Saudi Arabia	100%	*
Bristow Aviation Holdings Limited	England		†
Bristow Canada Holdings Inc.	British Columbia	100%
Bristow Canadian Real Estate Company Inc.	British Columbia	100%
Bristow Caribbean Limited	Trinidad and Tobago	100%	*
Bristow Cayman Ltd.	Cayman Islands	100%
Bristow Equipment Leasing Ltd,	Cayman Islands	100%
Bristow EU Holdco B.V.	Netherlands	49%
Bristow European Technical Services B.V.	Netherlands	100%	**
Bristow Guyana Inc.	Guyana	100%	*
Bristow Helicopter Group Limited	England	100%	*
Bristow Helicopters (International) Limited	England	100%	*
Bristow Helicopters (Nigeria) Limited	Nigeria	48%	***
Bristow Helicopters Australia Pty. Ltd.	Australia	100%	*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters Limited	England	100%	*
Bristow Holdings America Inc.	Delaware	100%
Bristow Holdings Company Ltd.	Cayman Islands	100%
Bristow Holdings Company Ltd. III	Cayman Islands	100%
Bristow Holdings U.S. Inc.	Delaware	100%
Bristow International Aviation (Guernsey) Limited	Guernsey	100%	*
Bristow International Panama S. de RL	Panama	100%
Bristow Ireland Limited	Ireland	100%	**

Bristow Leasing Limited	England	100%	*
Bristow Netherlands B.V.	Netherlands	100%	**
Bristow Norway AS	Norway	100%	****
Bristow Panama Inc.	Panama	100%
Bristow Southeast Asia Limited	England	100%	*
Bristow Staff Pension Scheme Trustees Limited	England	100%	*
Bristow Taxi Aéreo S.A.	Brazil	100%
Bristow Technical Services Limited	England	100%	*
Bristow U.S. Holdings LLC	Delaware	100%
Bristow U.S. LLC	Louisiana	100%
Bristow U.S. Leasing LLC	Delaware	100%
Bristow Worldwide LP	England		††
Caledonian Helicopters Limited	England	100%	*
Capiteq Pty Limited	Australia	100%	*
Cougar Helicopters Inc.	Canada	40%
Era Aeroleo LLC	Delaware	100%
Era Leasing LLC	Delaware	100%
Humberside International Airport Limited	England	82.7%	*
Kingsmill Insurance Company Limited	Guernsey	100%	*
NextGen VTOL Sales LLC	Texas	100%
Pan African Airlines (Nigeria) Limited	Nigeria	56.55%	*****
Petroleum Air Services	Egypt	25%
Turkmenistan Helicopters Limited	Turkmenistan	51%	*
United Helicopters Limited	England	100%	*

*	Percentage owned by Bristow Aviation Holdings Limited (“BAHL”) or its subsidiaries.
**	Percentage owned by Bristow EU Holdco B.V.
***
Bristow Helicopters (Nigeria) Limited (“BHNL”) is a joint venture in Nigeria in which Bristow Helicopters Limited (“BHL”) owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a 50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to customers in Nigeria.

****	Percentage owned by BNAS Holding Company Limited.
*****
Pan African Airlines (Nigeria) Limited (“PAAN”) is a joint venture in Nigeria in which ALN Inc. owns a 49% interest, BHNL owns a 27.15% interest and Bristow Helicopters Inc. owns a 1.17% interest. The percentage set forth in the table above reflects that (i) BHL owns a 48% interest in BHNL, (ii) BHL is a wholly owned subsidiary of BAHL and (iii) Bristow Group Inc. owns a 49% interest in BAHL.

†	Bristow Aviation Holdings Limited is a joint venture in which Bristow Holdings America Inc. and Impigra Aviation Holdings Limited hold a 49% and 51% voting interest, respectively.
††
Bristow Worldwide LP is a partnership between Bristow (UK) LLP and BAHL. Under the Partnership Agreement, 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to BAHL.